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                                                                  EXHIBIT 5.1



                           GOODWIN, PROCTER & HOAR

                              COUNSELLORS AT LAW
                                EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-2881



                                        February 21, 1997



Bay Apartment Communities, Inc.
4340 Stevens Creek Boulevard, Suite 275
San Jose, CA 95129

        Re:     Legality of Securities to be Registered
                under Registration Statement on Form S-3
                ----------------------------------------

Ladies and Gentlemen:


         This opinion is delivered in our capacity as counsel to Bay Apartment Communities, Inc., a Maryland corporation (the "Company"), in connection with the Company's Post-effective Amendment No. 1 to its registration statement on Form S-3 (File No. 333-15875) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an indeterminate amount of shares of preferred stock, $.01 par value, and common stock, $.01 par value, authorized for issuance under the Company's Articles of Incorporation, as amended to date, with an aggregate public offering price of up to $248,025,000 (such securities being referred to collectively as the "Securities"). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the prospectus contained in the Registration Statement.


        We have examined the Articles of Incorporation of the Company, as amended to the date hereof and on file with the Maryland State Department of Assessments and Taxation, the Bylaws of the Company, such records of corporate proceedings of the Company as we deem appropriate for the purposes of this opinion, the Registration Statement and the exhibits thereto.

        Based upon the foregoing, we are of the opinion that, when specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Resolution") and when issued as described in the Registation Statement and a Prospectus Supplement that is consistent with the Authorizing Resolution, and upon receipt by the Company of the consideration provided for in the Authorizing Resolution, the Securities will be legally issued, fully paid and nonassessable.



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                         GOODWIN, PROCTER & HOAR LLP


Bay Apartment Communities, Inc.
February 21, 1997
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        We hereby consent to being named as counsel to the Company in the
Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,



                                        /s/ GOODWIN, PROCTER & HOAR LLP
                                        ----------------------------------
                                        GOODWIN, PROCTER & HOAR LLP